UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2018

KapStone Paper and Packaging Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33494	20-2699372
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1000 Abernathy Road, Atlanta, GA 30328

(Address of principal executive offices)

(770) 448-2193

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

On November 2, 2018, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 28, 2018, among WRKCo Inc. (formerly known as WestRock Company) (“WRKCo”), KapStone Paper and Packaging Corporation (“KapStone” or the “Company”), WestRock Company (formerly known as Whiskey Holdco, Inc.) (“Holdco” or “WestRock”), Whiskey Merger Sub, Inc. and Kola Merger Sub, Inc. (“KapStone Merger Sub”), Holdco acquired all of the outstanding shares of KapStone through a transaction in which: (i) Whiskey Merger Sub, Inc. merged with and into WRKCo, with WRKCo surviving such merger as a wholly owned subsidiary of Holdco (the “WestRock Merger”) and (ii) Kola Merger Sub, Inc. merged with and into KapStone, with KapStone surviving such merger as a wholly owned subsidiary of Holdco (the “KapStone Merger” and, together with the WestRock Merger, the “Mergers”). As a result of the Mergers, among other things, Holdco became the ultimate parent of WRKCo, KapStone and their respective subsidiaries. Effective as of the effective time of the Mergers (the “Effective Time”), Holdco changed its name to “WestRock Company” and WRKCo changed its name to “WRKCo Inc.”.

The Mergers and the Merger Agreement were previously described in the Registration Statement on Form S-4 (Registration No. 333-223964) filed by Holdco (as amended, the “Registration Statement”) and the definitive proxy statement/prospectus of KapStone and Holdco, dated August 1, 2018 (the “Proxy Statement/Prospectus”).

This Current Report on Form 8-K is being filed for the purpose of disclosing certain events with respect to KapStone in connection with the consummation of the Mergers.

Item 1.02. Termination of a Material Definitive Agreement

On November 2, 2018, KapStone repaid all amounts (including principal, interest and fees) accrued and outstanding under that certain Second Amended and Restated Credit Agreement, dated as of June 1, 2015 (as amended, the “Existing Credit Agreement”), by and among KapStone, KapStone Kraft Paper Corporation, as borrower, the subsidiaries of KapStone Kraft Paper Corporation named therein, as guarantors, the lenders named therein and Bank of America, N.A., as administrative agent, swing line lender and a letter of credit issuer. The Existing Credit Agreement was terminated as of November 2, 2018.

Item 2.01. Completion of Acquisition or Disposition of Assets

On November 2, 2018, pursuant to the Merger Agreement, the Mergers were consummated and became effective as of the Effective Time. As a result of the Mergers, among other things, WestRock became the ultimate parent of WRKCo, KapStone and their respective subsidiaries. The Mergers and the Merger Agreement were previously described in the Registration Statement and the Proxy Statement/Prospectus.

Pursuant to the Merger Agreement, at the Effective Time (a) each issued and outstanding share of common stock, par value $0.01 per share, of WRKCo (“WRKCo common stock”) was converted into one share of common stock, par value $0.01 per share, of WestRock (“WestRock common stock”) and (b) each issued and outstanding share of common stock, par value $0.0001 per share, of KapStone (“KapStone common stock”) (other than shares of KapStone common stock owned by (i) KapStone or any of its subsidiaries or (ii) any KapStone stockholder who properly exercised appraisal rights with respect to its shares of KapStone common stock in accordance with Section 262 of the Delaware General Corporation Law (the “DGCL”)) was automatically canceled and converted into the right to receive (1) $35.00 in cash, without interest (the “Cash Consideration”), or, at the election of the holder of such share of KapStone common stock, (2) 0.4981 shares of WestRock common stock (the “Stock Consideration”) and cash in lieu of fractional shares, subject to proration procedures designed to ensure that the Stock Consideration would be received in respect of no more than 25% of the shares of KapStone common stock issued and outstanding immediately prior to the Effective Time (the “Maximum Stock Amount”). Each share of KapStone common stock in respect of which a valid election of Stock Consideration was not made by 5:00 p.m. New York City time on September 5, 2018 (the “Election Deadline”) was converted into the right to receive the Cash Consideration.

KapStone stockholders elected to receive Stock Consideration that was less than the Maximum Stock Amount and no proration was required. As a result, KapStone stockholders will receive in the aggregate approximately $3.3 billion in cash and 1,564,992 shares of WestRock common stock, which equals 0.6% of the issued and outstanding shares of WestRock common stock immediately following the Effective Time.

In addition, in accordance with the Merger Agreement, at the Effective Time, the outstanding KapStone restricted stock unit awards and stock options converted into restricted stock unit awards and stock options with respect to Holdco common stock, generally on the same terms and conditions as were applicable to the previously-outstanding KapStone restricted stock unit awards and stock options, after providing that the awards would be (i) in the case of employees, subject to full or partial accelerated vesting upon termination of employment under certain circumstances following the Effective Time, (ii) in the case of non-employee members of the KapStone Board, subject to vesting at the Effective Time and (iii) appropriately adjusted, with respect to the number of shares subject to the award and exercise price, if any, to reflect the consummation of the Mergers.

The shares of KapStone common stock will be suspended from trading on the New York Stock Exchange (the “NYSE”) prior to the open of trading on November 5, 2018. Shares of WestRock common stock will continue regular-way trading on the NYSE using WRKCo’s trading history under the ticker symbol “WRK” immediately following the suspension of trading of WRKCo common stock. The description of WestRock common stock set forth in the Proxy Statement/Prospectus is incorporated herein by reference.

The description of the Merger Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference. This summary is not intended to modify or supplement any factual disclosures about KapStone, WRKCo or WestRock, and should not be relied upon as disclosure about KapStone, WRKCo or WestRock without consideration of the periodic and current reports and statements that KapStone, WRKCo and WestRock file with the SEC. The terms of the Merger Agreement govern the contractual rights and relationships between, and allocate risks among, the parties thereto in relation to the transactions contemplated thereby. In particular, the representations and warranties made by the parties to each other in the Merger Agreement reflect negotiations between, and are solely for the benefit of, the parties thereto and may be limited or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations among the parties, correspondence between the parties and disclosure schedules to the Merger Agreement. Accordingly, such representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and should not be relied upon as statements of fact.

The information set forth in the “Explanatory Note” of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the Mergers, shares of KapStone common stock were registered pursuant to Section 12(b) of the Exchange Act and listed on the NYSE. As a result of the Mergers, KapStone has requested that the NYSE file a Form 25 to withdraw the shares of KapStone common stock from listing on the NYSE. The shares of KapStone common stock will be suspended from trading on the NYSE prior to the open of trading on November 5, 2018. KapStone expects to file a Form 15 with the SEC to terminate the registration under the Exchange Act of the shares of KapStone common stock, and suspend the reporting obligations under Sections 12(g) and 15(d) of the Exchange Act of KapStone.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03. Material Modification to Rights of Security Holders.

Pursuant to the Merger Agreement, at the Effective Time, all shares of KapStone common stock issued and outstanding immediately prior to the Effective Time (other than shares of KapStone common stock owned by (i) KapStone or any of its subsidiaries or (ii) any KapStone stockholder who properly exercised appraisal rights with respect to its shares of KapStone common stock in accordance with Section 262 of the DGCL) were automatically canceled and converted into the right to receive the Cash Consideration or the Stock Consideration, as applicable.

As of the Effective Time, holders of shares of KapStone common stock ceased to have any rights as stockholders in the Company, other than the right to receive the Cash Consideration or the Stock Consideration, as applicable, in accordance with the Merger Agreement, or, in the case of shares of KapStone common stock held of record by stockholders who have properly demanded appraisal of such shares in accordance with Section 262 of the DGCL, appraisal rights.

The information set forth in Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

The information set forth in Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Mergers, effective as of the Effective Time of the KapStone Merger, each director of KapStone ceased to be a member of the board of directors of KapStone (the “Board”) and Steven C. Voorhees and Ward H. Dickson became the directors of KapStone.

In connection with the Mergers, effective as of the Effective Time of the KapStone Merger, all officers of KapStone tendered their letters of resignation and the officers of KapStone Merger Sub as of the Effective Time became the officers of KapStone. The names of these executive officers and their respective positions are indicated below:

Steven C. Voorhees	President and Chief Executive Officer
Ward H. Dickson	Executive Vice President and Chief Financial Officer
Kelly C. Janzen	Chief Accounting Officer
Robert B. McIntosh	Executive Vice President, General Counsel and Secretary

In addition, in connection with the Mergers, effective as of the Effective Time, WestRock assumed certain of the compensation and benefit plans, agreements, policies and other arrangements sponsored, maintained or entered into by KapStone, including those in which any director or named executive officer of KapStone was a participant, as well as any rights and obligations of KapStone thereunder.

Additional information required by Items 5.02(c) and (d) is included in (i) the Proxy Statement/Prospectus, (ii) WRKCo’s definitive annual proxy statement filed with the SEC on December 19, 2017 and (iii) WRKCo’s Current Report on Form 8-K filed on November 29, 2017 and is incorporated by reference into this Item 5.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, in connection with the Mergers, the certificate of incorporation of KapStone was amended and restated in its entirety as set forth in Annex A to the Certificate of Merger filed by KapStone with the Secretary of State of the State of Delaware, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.03, and the bylaws of KapStone were amended and restated in their entirety as set forth in Exhibit 3.2 to this Current Report on Form 8-K, which is incorporated by reference into this Item 5.03.

Item 8.01. Other Events.

On November 2, 2018, WestRock issued a press release announcing the completion of the Mergers, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of January 28, 2018, among WestRock, WRKCo, KapStone, Whiskey Merger Sub, Inc. and Kola Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to KapStone’s Current Report on Form 8-K, filed with the SEC on January 30, 2018).
3.1	Certificate of Merger, effective as of November 2, 2018.
3.2	Amended and Restated Bylaws of KapStone, effective as of November 2, 2018.
99.1	Press Release, dated November 2, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2018

KAPSTONE PAPER AND PACKAGING CORPORATION

By:	/s/ Robert B. McIntosh
Name:	Robert B. McIntosh
Title:	Executive Vice President, General Counsel and Secretary